Exhibit 99.1

Press Release	Source: Intuitive Surgical, Inc.

Intuitive Surgical and Computer Motion Close Merger
Monday June 30, 2:46 pm ET

Intuitive Surgical Completes Reverse Stock Split

SUNNYVALE, Calif.—(BUSINESS WIRE)—June 30, 2003—Intuitive Surgical, Inc. (NASDAQ: ISRG — News), the leader in operative surgical robotics, today announced that it has completed its merger with Computer Motion. Stockholders of both Intuitive Surgical and Computer Motion approved the merger in stockholder meetings held earlier today. In connection with the closing of the merger, each outstanding share of Computer Motion common stock was converted into the right to receive 0.51426943 shares of Intuitive Surgical common stock, without giving effect to the reverse stock split described below. Former stockholders of Computer Motion will receive written instructions from Intuitive Surgical’s exchange agent regarding how to exchange their Computer Motion stock certificates for Intuitive Surgical stock certificates. As the acquiring company, Intuitive will continue to do business as Intuitive Surgical, Inc. and will continue to trade on the Nasdaq National Market under the symbol ISRG.

Commenting on the completion of the merger, Lonnie Smith, President and CEO of Intuitive Surgical, said “We are pleased with the companies’ ability to bring this merger to a swift closure and we very much look forward to our future as a combined company. This merger combines the intellectual property of the two companies, eliminates costly patent disputes, and enables our combined resources to focus on developing and growing robotics in minimally invasive surgery and delivering significant clinical benefits and value to patients, surgeons, and medical centers throughout the world.”

Intuitive Surgical also announced that it has completed a 1-for-2 reverse split of its common stock. Intuitive Surgical’s common stock will trade on a post-reverse split basis commencing July 1, 2003. In accordance with applicable Nasdaq rules, a “D” will be appended to Intuitive Surgical’s ticker symbol for 20 trading days. The number of shares of Intuitive Surgical common stock to be received by the former stockholders of Computer Motion in connection with the merger will be appropriately adjusted to give effect to the reverse stock split.

About the Company’s Products

Intuitive’s da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its System enables surgeons to perform better surgery in a manner never before experienced. The da Vinci Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

After closing the merger, the company will also market Computer Motion’s products including the ZEUS® Surgical System and accessories for minimally invasive surgery, the HERMES® Control Center, a centralized system that enables the surgeon to voice control a network of “smart” medical devices, the AESOP® Robotic Endoscope Positioner, and the SOCRATES™ Telecollaboration System.

www.intuitivesurgical.com

www.computermotion.com

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Intuitive Surgical’s merger with Computer Motion. You can identify these forward-looking statements when you see us using words such as “intends,” “expects,” “anticipates,” “estimates” and other similar expressions. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Actual results could differ materially from those expressed or implied in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, competition and market acceptance of products; ability to obtain regulatory approvals and third-party reimbursements; ability to raise additional capital; ability of Intuitive Surgical and Computer Motion to successfully execute their integration strategies, or achieve planned synergies; and other factors described in the Securities and Exchange Commission reports filed by Intuitive Surgical, including its most recent filings on Form 10-K and Form 10-Q. Intuitive Surgical undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Contact:
Intuitive Surgical, Inc.
Ben Gong, 408/523-2175
Sarah Norton, 408/523-2161